Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the use in this Registration Statement on Form S-3 of Atricure, Inc. of our report dated April 19, 2013, relating to the financial statements of Endoscopic Technologies, Inc., which appears in this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Moss Adams LLP
January 15, 2014